Exhibit 3.168

BCA-2.10 (Rev. Jul. 1984)
Submit in Duplicate
[ILLEGIBLE]
GEORGE H. RYAN
JIM EDGAR
Secretary of State
State of Illinois
ARTICLES OF INCORPORATION

File #
This Space For Use By
Secretary of State

Date 4-18-91
License Fee	$25
Franchise Tax	$25
Filing Fee	$75
Clerk TD	100

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE	The name of the corporation is	ADVANCED DISPOSAL INC.

(Shall contain the word “corporation”, “company”, “incorporated”,

“limited”, or an abbreviation thereof)
ARTICLE TWO	The name and address of the initial registered agent and its registered office are:
	Registered Agent	CRAIG	R.	YOUNG

		First Name	Middle Name	Last Name

	Registered Office	9N044	OAK	BLUFF DRIVE

		Number	Street	Suite # (A P.O. Box alone is not acceptable)

		Elgin	60123	KANE

		City	Zip Code	County
ARTICLE THREE The purpose or purposes for which the corporation is organized are:
If not sufficient space to cover this point, add one or more sheets of this size.
To engage in any lawful act or activity for which a corporation may be organized under the Illinois Business Corporation Act and the laws of the State of Illinois.
ARTICLE FOUR Paragraph 1: The authorized shares shall be:

Class	*Par Value per share	Number of shares authorized

COMMON	NPV	1000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
If not sufficient space to cover this point, add one or more sheets of this size.
ARTICLE FIVE The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

	*Par Value	Number of shares	Consideration to be
Class	per share	proposed to be issued	received therefor

COMMON	NPV	1,000		$1,000

			$

			$

			$

		TOTAL		$1,000

*	A declaration as to a “par value” is optional. This space may be marked “n/a” when no reference to a par value is desired.

ARTICLE SIX	OPTIONAL

The number of directors constituting the initial board of directors of the corporation is ___________, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Residential Address

ARTICLE SEVEN OPTIONAL

(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

(c)	It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$

(d)	It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:	$

ARTICLE EIGHT	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.
NAMES & ADDRESSES OF INCORPORATORS
     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.
Dated APRIL 1, 1991

	Signatures and Names	Post Office Address
1.	Craig R. Young	1.		9N044 OAK BLUFF DR.

	Signature				Street

	Craig R. Young			Elgin,	IL,	60123

	Name (please print)			City/Town	State	Zip

2.			2.

	Signature				Street

	Name (please print)			City/Town	State	Zip

3.			3.

	Signature				Street

	Name (please print)			City/Town	State	Zip
(Signatures must be in ink on original document. Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.
Form BCA-2.10
File No.

ARTICLES OF INCORPORATION
FILED
APR 18 1991
GEORGE H. RYAN
SECRETARY OF STATE
FEE SCHEDULE
The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $75.00; INITIAL LICENSE FEE of 1/20th of 1% of the consideration to be received for initial issued shares (see Art. 5), MINIMUM $.50; INITIAL FRANCHISE TAX of 1/10th of 1% of the consideration to be received for initial issued shares (see Art 5), MINIMUM $25.00.
EXAMPLES OF TOTAL DUE

BCA-10.30 (Form Rev. Jan. 1986)
Submit in Duplicate
Remit payment in Check or Money Order, payable to “Secretary of State”.
DO NOT SEND CASH!
GEORGE H. RYAN
JIM EDGAR
Secretary of State
State of Illinois
ARTICLES OF AMENDMENT
File # 5435-590-1

This Space For Use By
Secretary of State

Date	3-30-92
License Fee	$
Franchise Tax	$ 25
Filing Fee	$
Clerk	[ILLEGIBLE]

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE		The name of the corporation is ADVANCED DISPOSAL INC.
(Note 1)

ARTICLE TWO		The following amendment of the Articles of Incorporation was adopted on MARCH 10.

1992 in the manner indicated below. (“X” one box only.)

	☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
(Note 2)

	☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment,
(Note 3)

	☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
(Note 4)

	☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
(Note 4)

	☑	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
(Note 4)
(INSERT AMENDMENT)
(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended to read as follows:)
AREA DISPOSAL INC.

(NEW NAME)
All changes other than name, include on page 2
(over)

Resolution
     Resolved, that the Articles of Incorporation be amended to read as follows:

Article One:	The name of the corporation is Area Disposal Inc.

     I, the undersigned, being the only Director of Advanced Disposal Inc. and Illinois Corporation, do hereby take the following action:
Resolved, that the Articles of Incorporation be amended to read as follows:

Article One:	The name of the corporation is Area Disposal Inc.

Craig R. Young

Being the only Director of
said Corporation

3-12-92

Place and Date
Shareholder Consent
I, the undersigned, being the owner of record of all the issued and Outstanding shares of Advanced Disposal Inc., an Illinois Corporation, do hereby consent to the amendment above, changing the corporate name to Area Disposal Inc.

Craig R. Young

Being the Holder of record of
the shares of said Corporation

3-12-92

Place and Date

ARTICLE THREE	The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)

SHARE FOR SHARE EXCHANGE ,1000 SHARES ISSUES AND OUTSTANDING OF ADVANCED DISPOSAL INC. SHALL BE EXCHANGED FOR 1,000 SHARES OF AREA DISPOSAL INC.

ARTICLE FOUR	(a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)
No Change
(b) The amount of paid-in capital (Paid in Capital replaces the terms Stated Capital and Paid in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)
No Change

	Before Amendment	After Amendment
Paid-in Capital	$1,000.00	$1,000.00
(Complete either Item 1 or 2 below)
(1) The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated	March 10, 1992	AREA DISPOSAL INC.

(Exact Name of Corporation)

attested by	[ILLEGIBLE] (Signature of Secretary or Assistant Secretary)	by	Craig R. Young (Signature of President or Vice President)

	(Type or Print Name and Title)		(Type or Print Name and Title)
(2) If amendment is authorized by the incorporators, the incorporators must sign below.
OR
If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.
The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

Dated	, 19